 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

At our 2015 Annual Meeting, our shareholders voted on proposals to: (1) elect nine individuals nominated by the Board of Directors of the Company to serve until 2016; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2015; and (3) provide an advisory vote on the compensation of our named executive officers.    The final voting results on these proposals are as follows:

				Broker
	For	Against	Abstain	Non-Votes
1. a) Election of Cari M. Dominguez	64,888,325	967,544	13,896	4,375,108

b) Election of Jeffrey A. Joerres	64,049,236	1,807,478	13,051	4,375,108

c) Election of Roberto Mendoza	65,441,485	413,810	14,470	4,375,108

d) Election of Ulice Payne, Jr.	65,692,759	163,492	13,514	4,375,108

e) Election of Jonas Prising	65,518,662	338,017	13,086	4,375,108

f) Election of Paul Read	65,519,778	335,750	14,237	4,375,108

g) Election of Elizabeth P. Sartain	64,888,341	968,001	13,423	4,375,108

h) Election of John R. Walter	64,407,701	1,448,158	13,906	4,375,108

h) Election of Edward J. Zore	64,291,077	1,565,447	13,241	4,375,108

2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2015	70,033,318	199,449	12,106	0

3. Advisory vote on the compensation of our named executive officers	63,161,869	2,669,339	38,557	4,375,108

Item 8.01   Other Events

On April 28, 2015 we issued a press release announcing that our Board of Directors declared a semi-annual dividend of $0.80 per share. The dividend will be paid on June 15, 2015 to shareholders of record as of the close of business on June 1, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                        Exhibits

Exhibit No.	Description
99.1	Press Release dated April 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: 4-29-2015	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated April 28, 2015